   As filed with the Securities and Exchange Commission on November 9, 2001

                                                      Registration No. 333-91639

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM S-8
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                       ----------------------------------

                                  EXPEDIA, INC.
             (Exact name of registrant as specified in its charter)

              Washington                           91-1996083
    (State or other jurisdiction of    (I.R.S. employer identification no.)
    incorporation or organization)

          13810 SE Eastgate Way, Suite 400, Bellevue, Washington 98005
                    (Address of Principal Executive Offices)

                         EXPEDIA, INC. 1999 AMENDED AND
                           RESTATED STOCK OPTION PLAN
                            (Full title of the plan)

                       ----------------------------------

                                 Mark S. Britton
                    Senior Vice President and General Counsel
                                  Expedia, Inc.
                        13810 SE Eastgate Way, Suite 400
                           Bellevue, Washington 98005
                                  425-564-7200
          (Name and address and telephone number of agent for service)

                       ----------------------------------

                       CALCULATION OF REGISTRATION FEE (1)

---------------------------------------------------------------------------------------------------------------------------
Title of each Class of
Securities to be              Amount to be       Proposed Maximum Offering         Proposed Maximum          Amount of
Registered                     Registered        Price Per Warrant or Share    Aggregate Offering Price  Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Shares, par
  value $.01 (2)                  None                      N/A                          N/A                    N/A
---------------------------------------------------------------------------------------------------------------------------

(1) This Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-8 relates to an aggregate of 18,000,000 shares of the Registrant's Common Stock, par value $.01 per share, which shares were originally registered with the Commission on Form S-8, Reg No. 333-91639, to which this Post-Effective Amendment relates, on November 24, 1999. A filing fee of $215,823. in respect of such shares was paid at the time of filing of the Form S-8 Registration Statement to which this Post-Effective Amendment relates and is incorporated by reference herein.

(2) Pursuant to Rule 416 promulgated under the Securities Act, includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the Plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.

================================================================================

Item 8.       Exhibits.

     *5       Opinion of Counsel regarding legality.

     *23.1    Consent of Counsel (included in Exhibit 5).

     *23.2    Consent of Deloitte & Touche LLP.

     *24      Power of Attorney (included in signature pages).

     99.1     Expedia, Inc. 1999 Amended and Restated Stock Option Plan.


















-------------------------------------
* Previously filed.

                                   SIGNATURES

     Pursuant to the requirements of Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington on November 9, 2001.

                                       EXPEDIA, INC.

                                       By: /s/ Richard N. Barton
                                           -------------------------------------
                                           Richard N. Barton
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the following capacities on November 9, 2001.

                   Signature                                                            Title
                   ---------                                                            -----

          /s/ Richard N. Barton
-------------------------------------------------                   President, Chief Executive Officer, Director
              Richard N. Barton                                     (Principal Executive Officer)

          /s/ Gregory S. Stanger                                    Sr. Vice President, Finance; Chief Financial
-------------------------------------------------                   Officer (Principal Financial and Accounting
              Gregory S. Stanger                                    Officer)

                      *
-------------------------------------------------
              Gregory B. Maffei                                     Chairman of the Board of Directors

                      *
-------------------------------------------------
              Brad Chase                                            Director

                      *
-------------------------------------------------
              Gerald Grinstein                                      Director

-------------------------------------------------
              Jay C. Hoag                                           Director

                      *
-------------------------------------------------
              Laurie McDonald Jonsson                               Director

                      *
-------------------------------------------------
              Richard D. Nanula                                     Director


* By Richard N. Barton, Attorney-In-Fact


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